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                                                                     Exhibit 1
                                 AGREEMENT

    Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Euronet Services Inc.

    This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

    EXECUTED this 13th day of February, 1998.

                               Poland Partners Management Company

                               By:  /s/ Steven J. Buckley
                                   --------------------------------------
                                    Steven J. Buckley
                                    President


                               Poland Partners Management, L.P.

                               By:  Poland Partners Management Company,
                                    its general partner

                               By:  /s/ Steven J. Buckley
                                   --------------------------------------
                                    Steven J. Buckley
                                    President


                               Poland Partners, L.P.

                               By:  Poland Partners Management, L.P.,
                                    its general partner

                               By:  Poland Partners Management Company,
                                    its general partner

                               By:  /s/ Steven J. Buckley
                                   --------------------------------------
                                    Steven J. Buckley
                                    President

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